Exhibit 10.5

ENERKEM INC.
(the “Company”)

AMENDMENT #1 TO THE EMPLOYEE STOCK OPTION PLAN

WHEREAS the Company adopted an Employee Stock Option Plan with effect on or about December 31, 2007 (the “Plan”) for employees, contractors, consultants, directors and officers of the Company and its Affiliates;

WHEREAS Section 3 of the Plan permits the board of directors of the Company (the “Board”) to amend the Plan at any time in order to increase the maximum number of shares reserved for issuance;

NOW, THEREFORE:

1.                                       Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

2.                                       Section 3 of the Plan (Shares Reserved for Issuance) is amended to increase the maximum number of Shares reserved for issuance under the Plan from 61,078 to 324,535.

On and after the effective date hereof, any reference to “the Plan” in the Plan and any reference to the Plan in any other agreements will mean the Plan, as amended by this amendment. Except as specifically amended by this amendment, the provisions of the Plan remain in full force and effect.

Approved by a resolution of the Board dated January 27, 2010, with effect as of January 20, 2010.